As filed with the Securities and Exchange Commission on June 11, 1997 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________
SIGMA CIRCUITS, INC.
(Exact name of registrant as specified in its charter)

________________
Delaware        							      77-0107167
State of Incorporation)	(I.R.S. Employer Identification No.)
________________

393 Mathew Street
Santa Clara, California 95050
(408) 727-9169
(Address and telephone number of principal executive offices)
________________

1988 Stock Option Plan
1994 Non-Employee Directors' Stock Option Plan
(Full title of the plans)
________________

B. Kevin Kelly
President and Chief Executive Officer
Sigma Circuits, Inc.
393 Mathew Street
Santa Clara, California 95050
(408) 727-9169
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Copies to:
Mark P. Tanoury, Esq.
Cooley Godward LLP
3000 Sand Hill Road
Building 3, Suite 230
Menlo Park, California 94025-7116
(415) 843-5000
________________

CALCULATION OF REGISTRATION FEE


Title of                     Proposed Maximum  Proposed Maximum    Amount of
Securities to  Amount to be  Offering Price    Aggregate Offering  Registration
be Registered  Registered    per Share (1)     Price (1)           Fee

Stock Options
and Common
Stock (par
value $.001)   $637,820      $4.065 - $10.125  $3,353,958.52       $1,016.35

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low price of Registrant's Common Stock on June 4, 1997 as reported on the NASDAQ National Market System.

                         Number of		     Offering Price		      Aggregate
Securities 	             Shares     	    Per Share            	Offering Price

Common Stock issuable
pursuant to outstanding
options under the 1988
Stock Option Plan        374,190         $6.0326              $2,257,333.81

Common Stock available
for grant under the 1988
Stock Option Plan        198,538         $4.065               $  807,056.97

Common Stock issuable
pursuant to outstanding
options under the 1994
Non-Employee Directors'
Stock Option Plan         11,546         $6.2275              $   71,903.25

Common Stock available
for grant under the 1994
Non-Employee Directors'
Stock Option Plan         53,546         $4.065               $  217,664.49

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The contents of Registration Statement on Form S-8 No. 33-81506 filed with the Securities and Exchange Commission on July 14, 1994 are incorporated by reference herein.

                                  EXHIBITS
Exhibit
Number
 5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Deloitte & Touche LLP.
23.2 	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
      Registration Statement.
24.1		Power of Attorney.  Reference is made to the signature page.
99.1*	1988 Stock Option Plan, as amended.
99.2*		1994 Non-Employee Directors' Stock Option Plan, as amended.
------------
*	Filed as an exhibit to the Form S-1 Registration Statement (No. 333-01262),
as amended through the date hereof, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 9, 1997.


                                SIGMA CIRCUITS, INC.

                         	By:   /S/ B. KEVIN KELLY
	                               B. Kevin Kelly, President and
                                Chief Executive Officer

                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. Kevin Kelly and Philip S. Bushnell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-
fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may
lawfully do or cause to be done by virtue hereof.	Pursuant to the requirements
of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                          Date


/S/ B. KEVIN KELLY		    President and
B. Kevin Kelly		        Chief Executive Officer       June 9, 1997



                      	 Chief Financial Officer,
                        Senior Vice President,
                        Finance and Administration
                        Secretary and Director
/S/ PHILIP S. BUSHNELL  (Principal Financial and
Philip S. Bushnell      Accounting Officer)           June 9, 1997


/S/ ROBERT P. CUMMINS
Robert P. Cummins       Chairman of the Board         June 9, 1997


/S/ THOMAS J. BERNARD
Thomas J. Bernard	      Director                      June 9, 1997


/S/ WILLIAM W. BOYLE
William W. Boyle        Director                      June 9, 1997

EXHIBIT INDEX

Exhibit
Number         	Description                    	Sequential Page Number

5.1             Opinion of Cooley Godward LLP.
23.1            Consent of Deloitte & Touche LLP.
23.2            Consent of Cooley Godward LLP is contained in
                Exhibit 5.1 to this Registration Statement.
24.1            Power of Attorney.  Reference is made to the
                signature page.
99.1*           1988 Stock Option Plan, as amended.
99.2*           1994 Non-Employee Directors' Stock Option Plan, as
                amended.

------------
*	Field as an exhibit to the Form S-1 Registration Statement (No. 333-
01262), as amended through the date hereof, and incorporated herein by reference.

Exhibit 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Sigma Circuits, Inc. on Form S-8 of our report on the financial statements of Sigma Circuits, Inc. for the year ended June 30, 1996 and 1995 appearing in the Registrant's annual report on Form 10-K for the year ended June 30, 1996.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
San Jose, California
June 9 , 1997


                          [Cooley Letterhead]

ATTORNEYS AT LAW               San Francisco, CA
                               415 693-2000
3000 Sand Hill Road            Palo Alto, CA
Building 3, Suite 230          415 843-5000
Menlo Park, CA                 San Diego, CA
94025-7116                     619 550-6000
MAIN 415 843-5000              Boulder, CO
FAX   415 854-2691             303 546-4000
WEB  http://www.cooley.com     Denver, CO
                               303 606-4800


June 9, 1997

Sigma Circuits, Inc.
393 Mathew Street
Santa Clara, CA  95050

Re:	Sigma Circuits, Inc.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Sigma Circuits, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 637,820 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1988 Stock Option Plan and the 1994 Non-Employee Directors' Stock Option Plan (the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/S/ MARK P. TANOURY
Mark P. Tanoury